Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ENB Financial Corp

Ephrata, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 20, 2020, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of ENB Financial Corp for the year ended December 31, 2019.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

June 3, 2020